UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2005

HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (952) 443-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Stock Purchase Agreement
Registration Rights Agreement
Form of Warrant
2nd Certificate of Designation of Common Stock
Certificate of Designation of Series A
Press Release

Item 3.02 Unregistered Sales of Equity Securities.

     On May 10, 2005, HEI, Inc. (the “Company”) announced that it had raised $3.4 million in gross proceeds through the sale of 130,538 shares of Series A Convertible Preferred Stock (“Preferred Stock”) in a private placement that closed on May 9, 2005 to a group of institutional and accredited investors. Each share of Preferred Stock is convertible at the option of the holder at any time into 10 shares of the Company’s common stock. In connection with the sale, the Company issued to the purchasers five-year warrants to purchase in the aggregate up to 522,152 shares of the Company’s common stock at an exercise price of $3.05 per share (the “Warrants”). The Company sold the Preferred Stock and Warrants in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder based upon, among other things, written investment representations of the purchasers. In addition, the certificates representing the shares of Preferred Stock and the Warrants each bear a customary restrictive stock legend. The purchase price of the Series A Convertible Preferred Stock was $26.00 per share. ThinkEquity Partners, LLC served as the financial advisor to the Company in connection with the private placement and received a cash fee of $25,000, five-year warrants to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $3.05 per share and reimbursement of expenses. Copies of the Company’s material agreements relating to, and the press release announcing, the sale of Preferred Stock are attached as exhibits to this Current Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective May 9, 2005, the Company amended its amended and restated articles of incorporation to increase the number of authorized shares of the Company’s common stock by 2,000,000 resulting in a total of 13,000,000 authorized shares of the Company’s common stock. Also effective May 9, 2005, the Company amended its amended and restated articles to authorize 167,000 shares of Preferred Stock and to designate the rights and preferences of the Preferred Stock. Copies of the Company’s Certificate of Designations relating to the Company’s common stock and the Preferred Stock are attached as exhibits to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

     The following exhibits are filed as a part of this Current Report on Form 8-K.

Item No.	Description
2.1	Stock Purchase Agreement dated May 9, 2005 by and among HEI, Inc. and the Investors listed on Exhibit A thereto.(1)

2.2	Registration Rights Agreement dated May 9, 2005 by and among HEI, Inc. and the Purchasers listed on Schedule 1 thereto.(2)

2.3	Form of Warrant issued to the Investors listed on Exhibit A to the Stock Purchase Agreement dated May 9, 2005 (see Exhibit 2.1 to this Current Report).

3.1	Second Certificate of Designation of Common Stock of HEI, Inc. dated May 9, 2005.

3.2	Certificate of Designation of Series A Convertible Preferred Stock of HEI, Inc. dated May 9, 2005.

99.1	Press Release dated May 10, 2005 announcing private placement.

(1) Pursuant to Item 601(b)(2) of Regulation S-K, other than Exhibit A (List of Investors included in Exhibit 2.1 to this Current Report), Exhibit B (Form of Warrant attached to this Current Report as Exhibit 2.3) and Exhibit C (the Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 2.2), the investor acceptance pages,exhibits and schedules to the Stock Purchase Agreement have been omitted. HEI, Inc. agrees to supplementally furnish such pages, schedules and exhibits upon request from the Securities and Exchange Commission.

(2) Pursuant to Item 601(b)(2) of Regulation S-K, the acceptance schedules to the Registration Rights Agreement have been omitted. HEI, Inc. agrees to supplementally furnish such schedules upon request from the Securities and Exchange Commission.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: May 11, 2005	by	/s/ Timothy Clayton
Timothy Clayton
Chief Financial Officer (Duly Authorized Officer)

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Exhibit Index

Item No.	Description
2.1	Stock Purchase Agreement dated May 9, 2005 by and among HEI, Inc. and the Investors listed on Exhibit A thereto.(1)

2.2	Registration Rights Agreement dated May 9, 2005 by and among HEI, Inc. and the Purchasers listed on Schedule 1 thereto.(2)

2.3	Form of Warrant issued to the Investors listed on Exhibit A to the Stock Purchase Agreement dated May 9, 2005 (see Exhibit 2.1 to this Current Report).

3.1	Second Certificate of Designation of Common Stock of HEI, Inc. dated May 9, 2005.

3.2	Certificate of Designation of Series A Convertible Preferred Stock of HEI, Inc. dated May 9, 2005.

99.1	Press Release dated May 10, 2005 announcing private placement.

(1) Pursuant to Item 601(b)(2) of Regulation S-K, other than Exhibit A (List of Investors included in Exhibit 2.1 to this Current Report), Exhibit B (Form of Warrant attached to this Current Report as Exhibit 2.3) and Exhibit C (the Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 2.2), the investor acceptance pages,exhibits and schedules to the Stock Purchase Agreement have been omitted. HEI, Inc. agrees to supplementally furnish such pages, schedules and exhibits upon request from the Securities and Exchange Commission.

(2) Pursuant to Item 601(b)(2) of Regulation S-K, the acceptance schedules to the Registration Rights Agreement have been omitted. HEI, Inc. agrees to supplementally furnish such schedules upon request from the Securities and Exchange Commission.

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